As filed with the Securities and Exchange Commission on May 26, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Senseonics Holdings, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	47-1210911
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

20451 Seneca Meadows Parkway

Germantown, MD 20876-7005

(Address of principal executive offices) (Zip code)

Amended and Restated 2015 Equity Incentive Plan

2016 Employee Stock Purchase Plan

(Full title of the plan)

Timothy T. Goodnow

President and Chief Executive Officer

Senseonics Holdings, Inc.

20451 Seneca Meadows Parkway

Germantown, MD 20876-7005

(301) 515-7260

(Name and address of agent for service) (Telephone number, including area code, of agent for service)

Copies to:

Darren K. DeStefano Cooley LLP 11951 Freedom Drive Reston, VA 20190 (703) 456-8000	Nick Tressler Chief Financial Officer Senseonics Holdings, Inc. 20451 Seneca Meadows Parkway Germantown, MD 20876-7005 (301) 515-7260

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (the “Registration Statement”) is being filed for the purpose of registering an additional 27,163,244 shares of common stock of Senseonics Holdings, Inc. (the “Registrant”) issuable pursuant to the Senseonics Holdings, Inc. Amended and Restated 2015 Equity Incentive Plan (the “2015 EIP”) and 2016 Employee Stock Purchase Plan (the “2016 ESPP”). These additional shares of Common Stock are securities of the same class as other securities for which an original registration statement on Form S-8 (File No. 333-210586) was filed with the Securities and Exchange Commission (the “Commission”) on April 4, 2016. Accordingly, the contents of the Registrant’s registration statements on Form S-8 filed with the Commission on April 4, 2016 (File No. 333-210586), May 10, 2018 (File No. 333-224827) and May 9, 2019 (File No. 333-231334) are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8. These additional shares of common stock have become reserved for issuance as a result of the operation of the “evergreen” provision in the 2015 EIP and 2016 ESPP, which provides that the total number of shares subject to such plan may be increased each year pursuant to a specified formula.

PART II

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

The Registrant is subject to the informational and reporting requirements of Section 12(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the “Commission”). The following documents filed by the Registrant with the Commission pursuant to the Exchange Act are incorporated by reference in this Registration Statement:

(a)	The Registrant’s Annual Report on Form 10-K (File No. 001-37717) for the fiscal year ended December 31, 2021, filed with the Commission on March 1, 2022;

(b)	The Registrant’s Definitive Proxy Statement on Schedule 14A for the 2022 Annual Meeting of Stockholders (File No. 001-37717) filed with the Commission on April 15, 2022;

(c)	The Registrant’s Current Report on Form 10-Q (File No. 001-37717) filed with the Commission on May 10, 2022;

(d)	The Registrant’s Current Reports on Form 8-K (File No. 001-37717) filed with the Commission on February 11, 2022 (Item 8.01), March 15, 2022 and May 26, 2022; and

(e)	The Registrant’s description of its common stock contained in Exhibit 4.11 to its Annual Report on Form 10-K filed with the Commission on March 1, 2022, including any amendment or report filed for the purpose of updating such description.

All documents, reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents, reports and definitive proxy or information statements, or portions thereof, which are furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes that statement. Any such statement so modified or superseded shall not constitute a part of this Registration Statement, except as so modified or superseded.

ITEM 8. EXHIBITS

Exhibit Number	Description
4.1(1)	Amended and Restated Certificate of Incorporation, as currently in effect.
4.2(2)	Certificate of Amendment to Amended and Restated Certificate of Incorporation.
4.3(3)	Amended and Restated Bylaws, as currently in effect.
4.4(4)	Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock.
4.5(5)	Specimen stock certificate evidencing shares of Common Stock.
4.6(6)	Amended and Restated 2015 Equity Incentive Plan.
4.7(7)	Form of Stock Option Grant Notice and Stock Option Agreement under Amended and Restated 2015 Equity Incentive Plan.
4.8(8)	Form of Restricted Stock Unit Grant Notice and Restricted Stock Unit Award Agreement under Amended and Restated 2015 Equity Incentive Plan.
4.9(9)	2016 Employee Stock Purchase Plan.
5.1	Opinion of Cooley LLP.
23.1	Consent of Ernst & Young, LLP, independent registered public accounting firm.
23.2	Consent of Cooley LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on the signature page of this Form S-8).
107	Filing Fee Table.

(1) Previously filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-37717), filed with the Commission on March 23, 2016, and incorporated by reference herein.

(2) Previously filed as Exhibit 3.3 to the Registrant’s Quarterly Report on Form 10-Q for the Quarter ended June 30, 2018 (File No. 001-37717), filed with the Commission on August 8, 2018, and incorporated by reference herein.

(3) Previously filed as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 001-37717), filed with the Commission on March 23, 2016, and incorporated by reference herein.

(4) Previously filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-37717), filed with the Commission on August 18, 2020, and incorporated by reference herein.

(5) Previously filed as Exhibit 4.2 to Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-208984), filed with the Commission on March 8, 2016, and incorporated by reference herein.

(6) Previously filed as Exhibit 4.7 to the Registrant’s Registration Statement on Form S-8 (File No. 333-210586), filed with the Commission on April 4, 2016, and incorporated by reference herein.

(7) Previously filed as Exhibit 10.7 to the Registrant’s Current Report on Form 8-K (File No. 333-198168), filed with the Commission on December 10, 2015, and incorporated by reference herein.

(8) Previously filed as Exhibit 10.8 to the Registrant’s Current Report on Form 8-K (File No. 333-198168), filed with the Commission on December 10, 2015, and incorporated by reference herein.

(9) Previously filed as Exhibit 4.10 to the Registrant’s Registration Statement on Form S-8 (File No. 333-210586), filed with the Commission on April 4, 2016, and incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Germantown, State of Maryland, on this 26th day of May 2022.

SENSEONICS HOLDINGS, INC.

By:	/s/ Timothy T. Goodnow
Timothy T. Goodnow
President and Chief Executive Officer

POWER OF ATTORNEY

Know All Persons By These Presents, that each person whose signature appears below constitutes and appoints Timothy T. Goodnow and Nick Tressler, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Timothy T. Goodnow	President, Chief Executive Officer and Director (Principal Executive Officer)	May 26, 2022
Timothy T. Goodnow

/s/ Nick Tressler	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 26, 2022
Nick Tressler

/s/ Stephen P. DeFalco	Chairman of the Board of Directors	May 26, 2022
Stephen P. DeFalco

/s/ Steven Edelman	Director	May 26, 2022
Steven Edelman

/s/ Edward J. Fiorentino	Director	May 26, 2022
Edward J. Fiorentino

/s/ Francine Kaufman	Director	May 26, 2022
Francine Kaufman

/s/ Sharon Larkin	Director	May 26, 2022
Sharon Larkin

/s/ John Marotta	Director	May 26, 2022
John Marotta

/s/ Douglas S. Prince	Director	May 26, 2022
Douglas S. Prince

/s/ Anthony Raab	Director	May 26, 2022
Anthony Raab

/s/ Douglas A. Roeder	Director	May 26, 2022
Douglas A. Roeder

/s/ Robert Schumm	Director	May 26, 2022
Robert Schumm